EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
New York Health Care, Inc. and Subsidiaries


         We consent to the use in the Registration Statement on Form S-1 of New York Health Care, Inc. and Subsidiaries dated May 31, 2005 of our report dated April 11, 2005, with respect to the consolidated balance sheets of New York Health Care, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2004 and 2003, which report appears in the Registration Statement on Form S-1 dated May 31, 2005 of New York Health Care, Inc. and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.


                                                /s/ Weiser LLP
                                                -----------------
                                                Weiser LLP

New York, New York
May 31, 2005